UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2020

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy		20131
(Address of Principal Executive Offices)		(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Letter of Credit and Reimbursement Agreement

As previously disclosed by Kaleyra, Inc. (the “Company”) in the Current Reports on Form 8-K as filed with the Securities and Exchange Commission on November 20, 2019 and December 16, 2019, the Company entered into, and subsequently amended, the Forward Share Purchase Agreement (the “Forward Share Purchase Agreement”) with Glazer Capital, LLC (“Glazer”). Pursuant to the terms of the Forward Share Purchase Agreement, the Company was to enter into a letter of credit agreement for the issuance of a standby letter of credit for the benefit of Glazer to replace the escrow account that was established concurrently with the execution of the Forward Share Purchase Agreement.

In accordance with its obligations under the Forward Share Purchase Agreement, on January 7, 2020, the Company entered into a Letter of Credit and Reimbursement Agreement (the “Letter of Credit and Reimbursement Agreement”) with EagleBank (“EagleBank”) pursuant to which EagleBank issued a standby letter of credit in the stated amount of $9,314,403.16 (the “Letter of Credit”) for the benefit of Glazer. The Letter of Credit expires on June 15, 2020. The Letter of Credit may be drawn down by Glazer upon its sale of shares of common stock of the Company pursuant to the terms and conditions set forth in the Forward Share Purchase Agreement. The Letter of Credit is secured by cash in the amount of $9,314,403.16, which is held in a deposit account at EagleBank. The cash held in the deposit account had previously been held in an escrow account with Continental Stock Transfer & Trust Company (“Continental”). The initial amount in the escrow account was to be up to $10.68 million given the maximum number of shares that Glazer could hold subject to the Forward Share Purchase Agreement, but because Glazer actually held 922,933 shares at the time that the business combination with Kaleyra S.p.A. occurred on November 25, 2019 (the “Business Combination Closing”), the corresponding amount of $9,858,678.013 was placed into the escrow account with Continental. That amount has since then been reduced in accordance with the terms of the Forward Share Purchase Agreement to $9,314,403.16 following Glazer’s sale in the open market of 50,953 shares of common stock of the Company following the Business Combination Closing.

The issuance fee for the Letter of Credit is 1% of the stated amount of the Letter of Credit, one-half of which was paid by the Company upon the issuance of the Letter of Credit and the remaining one-half will be due and payable at the time of any extension of the June 15, 2020 expiration date. The Letter of Credit and Reimbursement Agreement contains customary covenants applicable to the Company, including the requirement that the Company assign, pledge and grant a security interest to EagleBank in the Company’s rights, title and interest in and to the deposit account via an assignment and pledge agreement. The Letter of Credit and Reimbursement Agreement also contains customary representations and warranties and events of default for credit arrangements of this type.

This summary is qualified in its entirety by reference to the text of the Letter of Credit and Reimbursement Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report regarding the Letter of Credit and Reimbursement Agreement is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Letter of Credit and Reimbursement Agreement, dated January 7, 2020, by and between Kaleyra, Inc. and EagleBank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2020

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President